EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the use in Amendment No. 7 to this Registration Statement on Form S-3 of our report dated February 10, 2003, except for Note 2, as to which the date is September 3, 2003 relating to the consolidated financial statements and consolidated financial statement schedule of BioLase Technology, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California

February 3, 2004